EXHIBIT 99.1
APRIL 27, 2026
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces First Quarter 2026 Financial Results

Hammond, Louisiana, April 27, 2026 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the first quarter and three months ending March 31, 2026.

Financial Highlights for the first quarter and three months ended March 31, 2026, are as follows:

•Net income (loss) for the three months ended March 31, 2026 and 2025 was $2.7 million and $(6.2) million, respectively, an increase of $8.9 million.

•CEO Michael R. Mineer stated the following: "First Guaranty continues to make progress reducing non-performing assets, strengthening earnings and improving our capital ratios. We reduced nonperforming assets by $12.0 million. First Guaranty generated positive earnings to our common shareholders of $2.2 million. We improved our bank risk weighted capital ratio 123 bps to 14.71% at March 31, 2026 from 13.48% at December 31, 2025. We continue to move forward with our business strategy to reduce balance sheet risk, improve earnings, and grow capital.”

•Total assets decreased $119.8 million and were $4.0 billion at March 31, 2026 compared to $4.1 billion at December 31, 2025. Total loans at March 31, 2026 were $1.9 billion, a decrease of $145.2 million, or 7.0%, compared with December 31, 2025. Total deposits were $3.5 billion at March 31, 2026, a decrease of $125.3 million, or 3.4%, compared with December 31, 2025. Retained earnings were $16.1 million at March 31, 2026, an increase of $2.0 million compared to $14.1 million at December 31, 2025. Shareholders' equity was $224.0 million and $226.2 million at March 31, 2026 and December 31, 2025, respectively.

•Earnings (loss) per common share were $0.14 and $(0.54) for the three months ended March 31, 2026 and 2025, respectively. Total weighted average shares outstanding were 15,796,040 and 12,506,792 for the three months ended March 31, 2026 and 2025, respectively.

•The allowance for credit losses was 2.00% of total loans at March 31, 2026 compared to 1.97% at December 31, 2025.

•Net interest income for the three months ended March 31, 2026 was $20.7 million compared to $22.2 million for the three months ended March 31, 2025.

•The provision for credit losses for the three months ended March 31, 2026 was $2.6 million compared to $14.5 million for the three months ended March 31, 2025.

•Charge-offs were $5.4 million during the three months ended March 31, 2026 and $6.9 million during the same period in 2025. Recoveries totaled $0.5 million during the three months ended March 31, 2026 and $0.2 million during the same period in 2025.

•First Guaranty had $28.9 million of other real estate owned as of March 31, 2026 compared to $35.1 million at December 31, 2025.

•The net interest margin for the three months ended March 31, 2026 was 2.07% which was a decrease of 28 basis points from the net interest margin of 2.35% for the same period in 2025. Loans as a percentage of average interest earning assets decreased to 49.5% at March 31, 2026 compared to 68.5% at March 31, 2025.

•Investment securities totaled $1.2 billion at March 31, 2026, an increase of $177.6 million when compared to $999.3 million at December 31, 2025. At March 31, 2026, available for sale securities, at fair value, totaled $853.9 million, an increase of $177.3 million when compared to $676.6 million at December 31, 2025. At March 31, 2026, held to maturity securities, at amortized cost and net of the allowance for credit losses totaled $322.9 million, an increase of $0.3 million when compared to $322.7 million at December 31, 2025. The allowance for credit losses for HTM securities was $0.2 million at March 31, 2026 and December 31, 2025.

•Total loans net of unearned income were $1.9 billion at March 31, 2026, a net decrease of $145.2 million from December 31, 2025. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $38.5 million at March 31, 2026 and $40.8 million at December 31, 2025, respectively.

•Nonaccrual loans decreased $5.2 million to $54.4 million at March 31, 2026 compared to $59.6 million at December 31, 2025.

•At March 31, 2026, the largest 10 non-performing loan relationships comprise 77% of total non-performing assets. Additional details on the non-performing relationships are as follows:
1.A $23.3 million loan relationship secured by an independent living center located in Louisiana; the loan was transferred to other real estate owned in the fourth quarter of 2025.
2.A $14.5 million loan relationship secured by an assisted living center located in Louisiana; the loan was placed on nonaccrual in the second quarter of 2025. Payments received on the loan in the first quarter of 2026 reduced the balance by $0.4 million.
3.A $9.1 million loan relationship secured by an assisted living center located in Texas; the loan was placed on nonaccrual in the third quarter of 2025. This loan relationship is still under construction with $1.9 million remaining to be funded as of March 31, 2026.

4.A $5.7 million commercial lease loan for an automotive parts wholesaler; the loan was placed on nonaccrual and charged down $26.2 million in the fourth quarter of 2025. This lease loan was fully reserved and was classified as doubtful as of March 31, 2026.
5.A $5.2 million loan relationship was placed on nonaccrual during the second quarter of 2025. The loan is secured by multifamily apartment complexes located in Louisiana.
6.A $1.4 million guaranteed loan secured by livestock and farmland located in Louisiana; the loan was placed in nonaccrual in the fourth quarter of 2024.
7.A $1.3 million loan secured by commercial real estate in Texas; the loan was placed on nonaccrual during the third quarter of 2024.
8.A $1.2 million loan secured by multiple office buildings located in West Virginia; the loan was placed on nonaccrual during the second quarter of 2025.
9.A $1.2 million loan secured by a mobile home park located in New Mexico; the loan was placed on nonaccrual during the third quarter of 2024.
10.A $1.0 million loan secured by a cattle farm located in Louisiana; the loan was placed on nonaccrual during the third quarter of 2025.

•First Guaranty charged off $5.4 million in loan balances during the first quarter of 2026. The details of the $5.4 million in charged-off loans were as follows:
1.First Guaranty charged off $1.8 million on a commercial and industrial loan during the first quarter of 2026. This relationship had no remaining principal balance as of March 31, 2026.
2.First Guaranty charged off $1.0 million on a non-farm non-residential loan relationship secured by retail real estate during the first quarter of 2026. This relationship had no remaining principal balance as of March 31, 2026.
3.Smaller loans and overdrawn deposit accounts comprised the remaining $2.6 million of charge-offs for the first quarter of 2026.

•Special mention loan relationships totaled $316.1 million as of March 31, 2026, a decline of $13.4 million compared to December 31, 2025.

•Substandard loan relationships totaled $300.9 million as of March 31, 2026, a decline of $46.7 million compared to December 31, 2025.

•Doubtful loan relationships totaled $5.7 million as of March 31, 2026, a decline of $3.7 million compared to December 31, 2025.

•Noninterest expense totaled $16.7 million for the first quarter 2026, $16.8 million for the fourth quarter of 2025, $30.2 million for the third quarter of 2025 (including $12.9 million of goodwill impairment), $17.3 million for the second quarter of 2025, and $18.0 million for the first quarter of 2025. Full time equivalent employees totaled 330 at March 31, 2026 compared to 380 at March 31, 2025.

•Return on average assets for the three months ended March 31, 2026 and 2025 was 0.27% and (0.63)%, respectively. Return on average common equity for the three months ended March 31, 2026 and 2025 was 4.52% and (12.29)% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $11.91 as of March 31, 2026 compared to $12.23 as of December 31, 2025. The decrease was due primarily to the changes in accumulated other comprehensive income ("AOCI") and recent issuance of new shares. AOCI is comprised of unrealized gains and losses on available for sale securities, including unrealized losses on available for sale securities at the time of transfer to held to maturity.

•First Guaranty's Board of Directors declared cash dividends of $0.01 per common share in the first quarter of 2026 and 2025. The reduction in the common stock dividend payment was done in order to preserve capital as part of First Guaranty’s new business strategy announced in the third quarter of 2024. First Guaranty has paid 131 consecutive quarterly dividends as of March 31, 2026.

•First Guaranty paid preferred stock dividends of $0.6 million during the first three months of 2026 and 2025.

About First Guaranty

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Forward Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents:
Cash and due from banks	$733,223	$845,150
Federal funds sold	544	551
Cash and cash equivalents	733,767	845,701

Interest-earning time deposits with banks	250	250

Investment securities:
Available for sale, at fair value (cost of $859,464 and $674,139 respectively)	853,913	676,592
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $265,579 and $268,094 respectively)	322,939	322,675
Investment securities	1,176,852	999,267

Federal Home Loan Bank stock, at cost	10,324	10,206

Loans, net of unearned income	1,924,577	2,069,802
Less: allowance for credit losses	38,488	40,755
Net loans	1,886,089	2,029,047

Premises and equipment, net	58,753	59,585
Intangible assets, net	2,429	2,638
Other real estate, net	28,872	35,084
Accrued interest receivable	13,920	12,455
Other assets	47,286	84,088
Total Assets	$3,958,542	$4,078,321

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$411,764	$414,604
Interest-bearing demand	1,100,162	1,165,061
Savings	217,316	213,936
Time	1,778,302	1,839,276
Total deposits	3,507,544	3,632,877

Repurchase agreements	7,119	7,119
Accrued interest payable	22,558	17,637
Long-term advances from Federal Home Loan Bank	135,000	135,000
Senior long-term debt	14,210	14,203
Junior subordinated debentures	29,820	29,805
Other liabilities	18,301	15,462
Total Liabilities	3,734,552	3,852,103

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 16,028,044 and 15,793,433 shares issued and outstanding	16,028	15,793
Surplus	172,209	170,621
Retained earnings	16,058	14,055
Accumulated other comprehensive (loss) income	(13,363)	(7,309)
Total Shareholders' Equity	223,990	226,218
Total Liabilities and Shareholders' Equity	$3,958,542	$4,078,321
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended March 31,
(in thousands, except share data)	2026	2025
Interest Income:
Loans (including fees)	$33,279	$42,969
Deposits with other banks	8,637	5,999
Securities (including FHLB stock)	10,359	5,495
Total Interest Income	52,275	54,463

Interest Expense:
Demand deposits	9,610	12,204
Savings deposits	946	1,262
Time deposits	18,599	15,890
Borrowings	2,431	2,884
Total Interest Expense	31,586	32,240

Net Interest Income	20,689	22,223
Less: Provision for credit losses	2,625	14,548
Net Interest Income after Provision for Credit Losses	18,064	7,675

Noninterest Income:
Service charges, commissions and fees	758	849
ATM and debit card fees	642	747
Net gains on securities	1	—
Net gains on sale of assets	44	4
Other	763	754
Total Noninterest Income	2,208	2,354

Total Business Revenue, Net of Provision for Credit Losses	20,272	10,029

Noninterest Expense:
Salaries and employee benefits	7,352	8,441
Occupancy and equipment expense	2,464	2,640
Other	6,913	6,936
Total Noninterest Expense	16,729	18,017

Income (Loss) Before Income Taxes	3,543	(7,988)
Provision (benefit) for income taxes	800	(1,822)
Net Income (Loss)	2,743	(6,166)
Less: Preferred stock dividends	582	582
Net Income (Loss) Available to Common Shareholders	$2,161	$(6,748)

Per Common Share:
Earnings (Loss)	$0.14	$(0.54)
Cash dividends paid	$0.01	$0.01

Weighted Average Common Shares Outstanding	15,796,040	12,506,792
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$945,686	$8,637	3.70%	$547,494	$5,999	4.44%
Securities (including FHLB stock)	1,104,175	10,359	3.80%	657,607	5,495	3.39%
Federal funds sold	549	—	—%	473	—	—%
Loans held for sale	—	—	—%	3,429	—	—%
Loans, net of unearned income (6)	2,008,486	33,279	6.72%	2,624,913	42,969	6.64%
Total interest-earning assets	4,058,896	$52,275	5.22%	3,833,916	$54,463	5.76%

Noninterest-earning assets:
Cash and due from banks	24,032			20,357
Premises and equipment, net	59,004			66,933
Other assets	48,890			31,553
Total Assets	$4,190,822			$3,952,759

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,229,044	$9,610	3.17%	$1,373,810	$12,204	3.60%
Savings deposits	215,138	946	1.78%	236,905	1,262	2.16%
Time deposits	1,876,964	18,599	4.02%	1,441,700	15,890	4.47%
Borrowings	186,135	2,431	5.30%	202,026	2,884	5.79%
Total interest-bearing liabilities	3,507,281	$31,586	3.65%	3,254,441	$32,240	4.02%

Noninterest-bearing liabilities:
Demand deposits	417,608			401,994
Other	38,991			40,627
Total Liabilities	3,963,880			3,697,062

Shareholders' equity	226,942			255,697
Total Liabilities and Shareholders' Equity	$4,190,822			$3,952,759
Net interest income		$20,689			$22,223

Net interest rate spread (1)			1.57%			1.74%
Net interest-earning assets (2)	$551,615			$579,475
Net interest margin (3), (4)			2.07%			2.35%

Average interest-earning assets to interest-bearing liabilities			115.73%			117.81%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.08% and 2.36% for the above periods ended March 31, 2026 and 2025 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended March 31, 2026 and 2025 respectively.
(5)Annualized.
(6)Includes loan fees of $1.5 million and $1.6 million for the three months ended March 31, 2026 and 2025 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025:

	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$109,758	5.7%	$149,493	7.2%	$231,156	10.1%	$268,828	11.1%
Farmland	31,377	1.6%	32,160	1.5%	31,685	1.4%	32,267	1.3%
1- 4 Family	427,518	22.2%	428,773	20.7%	441,017	19.3%	440,465	18.2%
Multifamily	127,973	6.6%	144,235	6.9%	137,582	6.0%	144,864	6.0%
Non-farm non-residential	879,022	45.5%	948,536	45.7%	1,003,198	43.9%	1,052,503	43.5%
Total Real Estate	1,575,648	81.6%	1,703,197	82.0%	1,844,638	80.7%	1,938,927	80.1%
Non-Real Estate:
Agricultural	37,899	2.0%	35,244	1.7%	44,737	2.0%	42,831	1.8%
Commercial and industrial	214,368	11.1%	228,738	11.0%	227,077	9.9%	238,144	9.9%
Commercial leases	71,110	3.7%	75,617	3.7%	134,958	5.9%	159,209	6.6%
Consumer and other	31,070	1.6%	33,023	1.6%	34,763	1.5%	38,240	1.6%
Total Non-Real Estate	354,447	18.4%	372,622	18.0%	441,535	19.3%	478,424	19.9%
Total loans before unearned income	1,930,095	100.0%	2,075,819	100.0%	2,286,173	100.0%	2,417,351	100.0%
Unearned income	(5,518)		(6,017)		(6,432)		(6,846)
Total loans net of unearned income	$1,924,577		$2,069,802		$2,279,741		$2,410,505

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Nonaccrual loans:
Real Estate:
Construction and land development	$9,466	$9,281	$8,707	$1,766
Farmland	2,633	2,671	2,777	1,785
1- 4 family	8,865	9,768	10,536	11,866
Multifamily	2,231	2,278	23,998	34,668
Non-farm non-residential	21,789	24,347	42,532	59,668
Total Real Estate	44,984	48,345	88,550	109,753
Non-Real Estate:
Agricultural	1,645	2,172	1,886	1,782
Commercial and industrial	1,224	2,266	5,339	5,567
Commercial leases	6,483	6,640	18,358	1,961
Consumer and other	73	158	132	116
Total Non-Real Estate	9,425	11,236	25,715	9,426
Total nonaccrual loans	54,409	59,581	114,265	119,179

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	107	763	—	—
Multifamily	—	—	—	—
Non-farm non-residential	123	33	—	284
Total Real Estate	230	796	—	284
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total loans 90 days and greater delinquent & accruing	230	796	—	284

Total non-performing loans	54,639	60,377	114,265	119,463

Real Estate Owned:
Real Estate Loans:
Construction and land development	1,161	8,161	8,545	7,384
Farmland	—	—	—	—
1- 4 family	851	351	234	192
Multifamily	—	—	—	—
Non-farm non-residential	26,860	26,572	3,271	81
Total Real Estate	28,872	35,084	12,050	7,657
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	28,872	35,084	12,050	7,657

Total non-performing assets	$83,511	$95,461	$126,315	$127,120

Non-performing assets to total loans	4.34%	4.61%	5.54%	5.27%
Non-performing assets to total assets	2.11%	2.34%	3.33%	3.20%
Non-performing loans to total loans	2.84%	2.92%	5.01%	4.96%
Nonaccrual loans to total loans	2.83%	2.88%	5.01%	4.94%
Allowance for credit losses to nonaccrual loans	70.74%	68.40%	75.01%	49.40%
Net loan charge-offs to average loans	0.99%	3.17%	1.55%	0.60%

The table below lists the Top 10 Nonperforming Assets at March 31, 2026.

Top 10 Non-Performing Assets
		Balance	Allocated Reserve	Origination Year	Location
	Asset Description
1	Independent Living Center	$23,301	$—	2021	Louisiana
2	Assisted Living Center	14,488	—	2019	Louisiana
3	Assisted Living Center	9,138	—	2023	Texas
4	Commercial Lease	5,711	—	2024	Multistate
5	Apartment Complex	5,208	857	2023	Louisiana
6	Farmland	1,422	—	2020	Louisiana
7	Commercial Real Estate	1,308	28	2017	Texas
8	Commercial Building	1,199	21	2023	West Virginia
9	Mobile Home Park	1,164	—	2020	New Mexico
10	Poultry/Cattle Farm	997	—	2020	Louisiana
		$63,936	$906

The table below provides a status update as of March 31, 2026 on the previously reported Top 10 Nonperforming Assets in fourth quarter 2025.

Top 10 Nonperforming Assets
		December 31, 2025			March 31, 2026
		Balance	Allocated Reserve	Location	Status
	Asset Description
1	Independent Living Center OREO	$23,301	$—	Louisiana	Remains in OREO
2	Assisted Living Center	14,910	—	Louisiana	Remains Nonaccrual
3	Assisted Living Center	8,846	—	Texas	Remains Nonaccrual
4	Land Development OREO	7,000	—	Texas	Sold
5	Commercial Lease	5,711	—	Multistate	Remains Nonaccrual
6	Apartment Complex	5,244	857	Louisiana	Remains Nonaccrual
7	Farmland	1,450	—	Louisiana	Remains Nonaccrual
8	Commercial Real Estate	1,308	28	Texas	Remains Nonaccrual
9	Commercial Building	1,281	1,227	Kentucky	Charged off
10	Commercial Building	1,217	21	West Virginia	Remains Nonaccrual
		$70,268	$2,133

The tables below list the top 10 special mention and substandard (excluding nonperforming) relationships as of March 31, 2026.

Top 10 Special Mention Relationships
		Balance	Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Apartment Complex	$40,167	$—	2021	Louisiana
2	Apartment Complex & Hotel Property	37,489	—	2023	Florida
3	Manufacturing Company	35,009	—	2015-2024	Louisiana
4	Assisted Living Facility	33,467	—	2022	Alabama
5	Hotel Properties	20,368	—	2022	Texas
6	Owner Occupied Commercial Real Estate	20,148	—	2020	Louisiana
7	Assisted Living Facility	16,682	—	2017	Louisiana
8	Multipurpose Commercial Real Estate Building	16,506	—	2023	Louisiana
9	Warehouse Facility	15,919	—	2024	Louisiana
10	Hotel Properties	11,755	—	2022-2023	Texas
		$247,510	$—

Top 10 Substandard Relationships (excludes nonperforming)
		Balance	Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Medical Facilities	$45,796	$—	2008-2022	Louisiana
2	Owner Occupied Office Building	31,173	—	2020-2023	Utah
3	Medical Facilities	23,358	—	2020-2021	Arkansas
4	Construction Business	21,975	—	2022-2024	Louisiana & Texas
5	Assisted Living Facilities	14,520	—	2019-2022	Louisiana & Texas
6	Oil & Gas Support	14,450	—	2015-2024	Louisiana
7	Food Processor	13,513	—	2020-2024	Ohio
8	Commercial Retail Shopping Center	13,336	—	2020	Oklahoma
9	Gas Station & Convenience Store	11,471	—	2023	Louisiana
10	Assisted Living Facility	9,535	—	2023-2025	Texas
		$199,127	$—

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended March 31,
(in thousands)	2026	2025
Other noninterest expense:
Legal and professional fees	$693	$1,088
Data processing	325	337
ATM fees	358	350
Marketing and public relations	222	241
Taxes - sales, capital, and franchise	516	500
Operating supplies	72	37
Software expense and amortization	1,172	1,216
Travel and lodging	55	72
Telephone	94	91
Amortization of core deposit intangibles	174	174
Donations	67	58
Net costs from other real estate and repossessions	368	50
Regulatory assessment	1,808	1,544
Other	989	1,178
Total other noninterest expense	$6,913	$6,936

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,
(in thousands)	2026	2025	2025	2025
Other noninterest expense:
Legal and professional fees	$693	$665	$988	$671
Data processing	325	331	336	349
ATM fees	358	432	390	502
Marketing and public relations	222	174	151	163
Taxes - sales, capital, and franchise	516	237	542	543
Operating supplies	72	48	66	49
Software expense and amortization	1,172	1,289	1,211	1,188
Travel and lodging	55	133	88	126
Telephone	94	91	88	104
Amortization of core deposit intangibles	174	174	174	174
Donations	67	33	51	82
Net costs from other real estate and repossessions	368	815	13	24
Regulatory assessment	1,808	1,778	1,777	1,609
Other	989	1,437	1,330	1,235
Total other noninterest expense	$6,913	$7,637	$7,205	$6,819

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At March 31,	At December 31,
(in thousands except for share data and %)	2026	2025	2024	2023	2022
Tangible Common Equity
Total shareholders' equity	$223,990	$226,218	$255,049	$249,631	$234,991
Adjustments:
Preferred	33,058	33,058	33,058	33,058	33,058
Goodwill	—	—	12,900	12,900	12,900
Acquisition intangibles	2,091	2,266	2,962	3,658	4,355
Other intangibles	100	100	100	100	—
Tangible common equity	$188,741	$190,794	$206,029	$199,915	$184,678
Common shares outstanding	16,028,044	15,793,433	12,504,717	12,475,424	10,716,796
Book value per common share	$11.91	$12.23	$17.75	$17.36	$18.84
Tangible book value per common share	$11.78	$12.08	$16.48	$16.03	$17.23
Tangible Assets
Total Assets	$3,958,542	$4,078,321	$3,972,728	$3,552,772	$3,151,347
Adjustments:
Goodwill	—	—	12,900	12,900	12,900
Acquisition intangibles	2,091	2,266	2,962	3,658	4,355
Other intangibles	100	100	100	100	—
Tangible Assets	$3,956,351	$4,075,955	$3,956,766	$3,536,114	$3,134,092
Tangible common equity to tangible assets	4.77%	4.68%	5.21%	5.65%	5.89%

Regulatory Capital

Risk-based capital regulations adopted by the FDIC require banks to achieve and maintain specified ratios of capital to risk-weighted assets. Similar capital regulations apply to bank holding companies over $3.0 billion in assets. The risk-based capital rules are designed to measure "Tier 1" capital (consisting of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock and trust preferred securities, net of goodwill and other intangible assets and accumulated other comprehensive income) and total capital in relation to the credit risk of both on- and off- balance sheet items. Under the guidelines, one of its risk weights is applied to the different on-balance sheet items. Off-balance sheet items, such as loan commitments, are also subject to risk weighting. Applicable bank holding companies and all banks must maintain a minimum total capital to total risk weighted assets ratio of 8.00%, at least half of which must be in the form of core or Tier 1 capital. These guidelines also specify that bank holding companies that are experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels.

In order to avoid limitations on distributions, including dividend payments, and certain discretionary bonus payments to executive officers, an institution must hold a capital conservation buffer above its minimum risk-based capital requirements. As of March 31, 2026, the Bank's capital conservation buffer was 6.71% exceeding the minimum of 2.50%. As of March 31, 2026, First Guaranty's capital conservation buffer was 5.47% exceeding the minimum of 2.50%.

As a result of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Federal Reserve Board has amended its small bank holding company and savings and loan holding company policy statement to provide that holding companies with consolidated assets of less than $3 billion that are (i) not engaged in significant nonbanking activities, (ii) do not conduct significant off-balance sheet activities, and (3) do not have a material amount of SEC-registered debt or equity securities, other than trust preferred securities, that contribute to an organization's complexity, are no longer subject to regulatory capital requirements, effective August 30, 2018. On January 1, 2024, First Guaranty ceased being considered a "small bank holding company". Accordingly, both the Bank and First Guaranty are required to maintain specified ratios of capital to risk-weighted assets.

In addition, as a result of the legislation, the federal banking agencies have developed a "Community Bank Leverage Ratio" (the ratio of a bank's Tier 1 capital to average total consolidated assets) for financial institutions with assets of less than $10 billion. A "qualifying community bank" that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered "well capitalized" under Prompt Corrective Action statutes. The federal banking agencies may consider a financial institution's risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. The federal banking agencies set the new Community Bank Leverage Ratio at 9%. Pursuant to the CARES Act, the federal banking agencies set the Community Bank Leverage Ratio at 8% beginning in the second quarter of 2020 through the end of 2020. Beginning in 2021, the Community Bank Leverage Ratio increased to 8.5% for the calendar year. Community banks will have until January 1, 2022, before the Community Bank Leverage Ratio requirement will return to 9%. A financial institution can elect to be subject to this new definition. As of March 31, 2026, the Bank has not elected to follow the Community Bank Leverage Ratio. Effective April 1, 2026, the community bank leverage ratio was reduced to 8%.

At March 31, 2026, we satisfied the minimum regulatory capital requirements and were well capitalized within the meaning of federal regulatory requirements.

	"Well Capitalized Minimums"	As of March 31, 2026	As of December 31, 2025
Tier 1 Leverage Ratio
Bank	5.00%	6.52%	6.90%
Consolidated	N/A	5.61%	5.93%
Tier 1 Risk-based Capital Ratio
Bank	8.00%	13.45%	12.24%
Consolidated	8.00%	11.60%	10.52%
Total Risk-based Capital Ratio
Bank	10.00%	14.71%	13.48%
Consolidated	10.00%	14.34%	13.12%
Common Equity Tier One Capital Ratio
Bank	6.50%	13.45%	12.24%
Consolidated	N/A	9.97%	9.03%